As filed with the Securities and Exchange Commission on June 26, 2024

Registration No. 333-275689
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NS WIND DOWN CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

20-0094687
(I.R.S. Employer Identification Number)

1209 Orange Street, Wilmington,
County of New Castle, Delaware, 19801
(206) 378-6266
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Registered Offices)

K. Thomas Bailey
Treasurer
NS Wind Down Co., Inc.
1209 Orange Street, Wilmington,
County of New Castle, Delaware, 19801
(206) 378-6266
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-275689) (the “Registration Statement”) originally filed by NS Wind Down Co., Inc. (f/k/a NanoString Technologies, Inc.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on November 21, 2023.

On June 26, 2024 (the “Effective Date”), the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors, dated June 14, 2024 (the “Plan”), as confirmed by the United States Bankruptcy Court for the District of Delaware on June 18, 2024, became effective. Pursuant to the Plan, on the Effective Date, all outstanding securities of the Company were extinguished and cancelled. Accordingly, the Company is filing this Amendment to remove from registration all securities of the Company registered pursuant to the Registration Statement that remained unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Seattle, State of Washington, on June 26th, 2024. No other person is required to sign this Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

NS WIND DOWN CO., INC.

By:	K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	Treasurer

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